Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

JUNE 30, 2013

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

JUNE 30, 2013

	Page		Page
Second Quarter Highlights	3	Common and Preferred Stock Data	20
Investor Information	4	Market Summary	21
Equity Research Coverage	5	Property Listing - Consolidated Portfolio	22-24
Financial and Operating Highlights	6	Development, Redevelopment and Development Potential
Capitalization Summary	7		25
Portfolio Summary	8	Capital Expenditures	26
Consolidated Balance Sheets	9	Property Listing - Unconsolidated Partnerships	27
Consolidated Statements of Operations	10	Lease Expirations	28
Balance Sheet / Operations Statement Detail	11	Expirations by Market	29
FFO, CFFO and AFFO	12	10 Largest Tenants	30
FFO, CFFO and AFFO per Share	13	Same Property Analysis	31
Reconciliation of EBITDA and Adjusted EBITDA	14	Acquisitions and Mergers	32
Reconciliation of Net Operating Income	15	Leasing Activity	33
Interest Expense	16	Tenant Improvements, Leasing Commissions and Tenant Concessions
Coverage Ratios	17		34
Debt Summary	18	Non-GAAP Financial Measure Definitions	35
Debt Maturities	19	Definitions	36

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with tax credits, grants and other subsidies to fund development activities; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

SECOND QUARTER HIGHLIGHTS

JUNE 30, 2013

•

Executed 20 leasing transactions during the quarter representing approximately 898,000 square feet, contributing to an operating portfolio leased percentage on a weighted-average basis of approximately 90.8% at quarter end, and comprised of:

•	Eight new leases totaling approximately 422,800 square feet, highlighted by:

•

a pre-leased build-to-suit transaction with Regeneron Pharmaceuticals, to construct two new buildings with an initial 15-year lease term totaling approximately 297,000 square feet at The Landmark at Eastview in Tarrytown, New York;

•	a lease expansion with a private biotechnology company for approximately 32,900 square feet at the company’s Pacific Research Center (PRC) in Newark, California; and

•	a new lease with Inovio Pharmaceuticals for 26,500 square feet at the company’s Wateridge Circle property in San Diego, California.

•	Twelve lease renewals totaling approximately 475,300 square feet, highlighted by:

•	a lease extension with Regeneron Pharmaceuticals for approximately 360,500 square feet at The Landmark at Eastview which now extends to July 2029; and

•	a lease expansion and extension with MedImmune, a subsidiary of AstraZeneca, for approximately 24,400 square feet at the company’s Bridgeview Technology Park in Hayward, California.

•

Same property net operating income on a cash basis for the second quarter increased 4.9% versus the same period in 2012, excluding the 180 and 200 Oyster Point properties, which were leased to Life Technologies in the second quarter and for which the company received a $46.5 million lease termination payment from Elan Corporation in the second quarter of 2013.

•

Core funds from operations (CFFO) was $0.41 per diluted share, as compared to $0.32 per diluted share in the second quarter of 2012. Funds from operations (FFO) calculated in accordance with standards established by NAREIT was $0.40 per diluted share.

•	Adjusted funds from operations (AFFO) for the quarter was $0.37 per diluted share, as compared to $0.33 per diluted share in the second quarter of 2012.

•

Recognition of the remaining portion of the previously announced Elan Corporation lease termination fee increased FFO and CFFO for the second quarter by $13.6 million, or $0.07 per diluted share, and AFFO by $17.7 million, or $0.09 per diluted share.

•

Generated total revenues for the second quarter of approximately $159.6 million, up from approximately $124.8 million in the second quarter of 2012. Rental revenues for the quarter increased to approximately $108.1 million from approximately $95.7 million in the same period in 2012 and were the highest in the company’s history.

•	Reported net income available to common stockholders for the quarter of approximately $14.8 million, or $0.08 per diluted share.

•

Completed the previously announced merger with Wexford Science & Technology, LLC, owner and developer of institutional quality life science real estate for academic and medical research organizations. The aggregate consideration for Wexford Science & Technology was approximately $669.1 million, with a portion of the purchase price paid through the issuance of 5.9 million shares of common stock and operating partnership units.

•

Acquired 320 Charles Street in Cambridge, Massachusetts for approximately $49.5 million, with a portion of the purchase price paid through the issuance of approximately 2.0 million operating partnership units. The approximately 99,500 square foot laboratory and office building is 100% leased.

•	Completed a follow-on public offering of common stock, raising approximately $354.1 million in net proceeds.

About BioMed Realty Trust

BioMed Realty delivers optimal real estate solutions for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty owns or has interests in properties comprising approximately 16.3 million rentable square feet (including the properties acquired in its recent merger with Wexford Science & Technology). The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, Maryland, San Diego and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

JUNE 30, 2013

Company Information
Corporate Headquarters	Trading Symbol	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	Computershare Shareowner Services LLC	New York Stock Exchange
San Diego, CA 92128		250 Royall Street
(858) 485-9840		Canton, MA 02021
(858) 485-9843 (fax)		(877) 296-3711

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Jonathan P. Klassen	Robert M. Sistek
Chairman	Chairman and	Senior Vice President,	Vice President, Finance
Daniel M. Bradbury	Chief Executive Officer	General Counsel and Secretary	William F. X. Kane
Barbara R. Cambon	R. Kent Griffin, Jr.	John P. Bonanno	Vice President,
Edward A. Dennis, Ph.D.	President and	Senior Vice President,	Leasing & Development
Richard I. Gilchrist	Chief Operating Officer	Leasing & Development	Denis J. Sullivan, Jr.
Gary A. Kreitzer	Gary A. Kreitzer	Kevin M. Simonsen	Vice President,
Theodore D. Roth	Executive Vice President,	Vice President,	Acquisitions
M. Faye Wilson	Director	Real Estate Legal	James R. Berens
	Matthew G. McDevitt	Bruce D. Steel	President
	Executive Vice President,	Managing Director,	Wexford Science & Technology
	Real Estate	BioMed Ventures	Sandy N. Weeks, Esq.
	Greg N. Lubushkin	Stephen A. Willey	Senior Vice President and
	Chief Financial Officer	Vice President,	General Counsel
	Karen A. Sztraicher	Chief Accounting Officer	Wexford Science & Technology
	Executive Vice President,	Janice L. Kameir	Daniel C. Cramer
	Asset Management	Vice President,	Senior Vice President, Development
		Human Resources	Wexford Science & Technology

Tentative Schedule for Quarterly Results
Third Quarter 2013	October 30, 2013
Fourth Quarter 2013	February 5, 2014
First Quarter 2014	April 30, 2014
Second Quarter 2014	July 30, 2014

EQUITY RESEARCH COVERAGE

JUNE 30, 2013

BMO Capital Markets	Richard C. Anderson Joshua Patinkin	(212) 885-4180 (212) 883-5102	richard.anderson@bmo.com joshua.patinkin@bmo.com

Cantor Fitzgerald	David Toti Evan Smith	(212) 915-1219 (212) 915-1220	dtoti@cantor.com evan.smith@cantor.com

Cowen and Company	James Sullivan Michael Gorman	(646) 562-1380 (646) 562-1381	james.sullivan@cowen.com michael.gorman@cowen.com

Green Street Advisors	Jeff Theiler	(949) 640-8780	jtheiler@greenst.com

Jefferies & Co.	Omotayo Okusanya David Shamis	(212) 336-7076 (212) 284-1796	tokusanya@jefferies.com dshamis@jefferies.com

KeyBanc Capital Markets	Jordan Sadler Craig Mailman	(917) 368-2280 (917) 368-2316	jsadler@keybanccm.com cmailman@keybanccm.com

Macquarie Capital (USA)	Robert Stevenson Nicholas Yulico	(212) 231-8068 (212) 231-8028	rob.stevenson@macquarie.com nicholas.yulico@macquarie.com

Morgan Stanley	Vikram Malhotra Vance Edelson	(212) 761-7064 (212) 761-0078	vikram.malhotra@morganstanley.com vance.edelson@morganstanley.com

Raymond James	Paul D. Puryear William A. Crow	(727) 567-2253 (727) 567-5294	paul.puryear@raymondjames.com bill.crow@raymondjames.com

Robert W. Baird & Co.	David B. Rodgers Mathew R. Spencer	(216) 737-7341 (414) 298-5053	drodgers@rwbaird.com mspencer@rwbaird.com

Stifel, Nicolaus & Company, Inc.	Daniel Bernstein Seth P. Cohn	(443) 224-1351 (443) 224-1354	bernsted@stifel.com cohns@stifel.com

UBS Securities	Ross T. Nussbaum Gabriel Hilmoe	(212) 713-4760 (212) 713-3876	ross.nussbaum@ubs.com gabriel.hilmoe@ubs.com

Wells Fargo Securities	Brendan Maiorana Young Ku	(443) 263-6516 (443) 263-6564	brendan.maiorana@wachovia.com young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

JUNE 30, 2013

(In thousands, except per share and ratio amounts)

	Three Months Ended
Selected Operating Data	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Rental revenues	$108,092	$102,956	$103,978	$101,467	$95,708
Total revenues	159,639	160,450	138,771	134,537	124,848
EBITDA (1)	105,389	95,878	85,018	81,774	63,302
Adjusted EBITDA (1)	94,196	88,396	88,784	85,647	79,571
Net operating income - cash basis (2)	98,031	98,784	92,728	92,032	86,800
General and administrative expense	10,396	10,028	10,608	10,226	8,576
Acquisition-related expenses	2,120	2,236	22	176	12,245
Capitalized interest	3,176	2,840	2,268	1,926	2,090
Interest expense, net	26,119	25,902	26,745	26,817	23,825
Operating margin (3)	70.2%	70.1%	70.9%	70.8%	70.3%
General and administrative expense / Total revenues	6.5%	6.2%	7.6%	7.6%	6.9%
Change in same property net operating income - cash basis (4)	2.5%	3.5%	6.1%	7.7%	6.4%
Net income/(loss) available to common stockholders	14,803	8,388	4,516	2,758	(8,713)
Net income/(loss) per share - diluted	$0.08	$0.05	$0.03	$0.02	$(0.06)
FFO - diluted (5)	80,514	71,333	59,546	56,166	40,680
FFO per share - diluted (5)	$0.40	$0.41	$0.36	$0.34	$0.24
CFFO - diluted (5)	82,634	73,569	59,568	56,342	52,925
CFFO per share - diluted (5)	$0.41	$0.42	$0.36	$0.34	$0.32
AFFO - diluted (5)	73,951	81,424	55,004	55,641	55,334
AFFO per share - diluted (5)	$0.37	$0.47	$0.33	$0.33	$0.33
Dividend per share - common stock	$0.235	$0.235	$0.235	$0.215	$0.215
CFFO payout ratio (6)	57.3%	56.0%	65.3%	63.2%	67.2%
AFFO payout ratio (6)	63.5%	50.0%	71.2%	65.2%	65.2%

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 35. For a quantitative reconciliation of the differences between EBITDA, Adjusted EBITDA and net income available to common stockholders, see page 14.
(2)	For definitions and discussion of net operating income - cash basis, see page 15.
(3)	See page 15 for detail.
(4)	Compared to the same period in the prior year. See page 31 for detail.
(5)	For definitions and discussion of FFO, CFFO and AFFO, see page 35. For a quantitative reconciliation of the differences between FFO, CFFO, AFFO and net income available to common stockholders, see pages 12 and 13.
(6)	See page 13 for detail of the CFFO and AFFO payout ratios.

CAPITALIZATION SUMMARY

JUNE 30, 2013

(In thousands, except per share and ratio amounts)

Capitalization		6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Total common shares outstanding		191,948	169,055	154,328	154,335	154,184
Total units outstanding (1)		5,416	2,919	2,933	2,943	2,943

Total common shares and units outstanding		197,364	171,974	157,261	157,278	157,127
Common share price at quarter end		$20.23	$21.60	$19.33	$18.72	$18.68

Equity value at quarter end		$3,992,675	$3,714,640	$3,039,847	$2,944,240	$2,935,122
Preferred stock at liquidation value		—	—	198,000	198,000	198,000
Consolidated debt		2,524,960	2,255,941	2,170,983	2,142,405	2,106,021

Total capitalization		$6,517,635	$5,970,581	$5,408,830	$5,284,645	$5,239,143

Debt / Total assets		43.1%	45.1%	44.9%	44.3%	43.9%
Debt / Total gross assets		38.5%	40.0%	39.9%	39.7%	39.6%
Debt / Total capitalization		38.7%	37.8%	40.1%	40.5%	40.2%
Coverage Ratios (2)
Debt / Adjusted EBITDA		6.7	6.4	6.1	6.2	6.6
Net Debt / Pro Forma Adjusted EBITDA (3)		6.2	6.3	6.0	6.2	6.5
Interest coverage		4.0	3.8	3.7	3.6	3.8
Fixed charge coverage		3.7	3.2	3.0	2.9	3.0
Total Consolidated Debt
Secured debt / Total gross assets		11.6%	10.1%	10.5%	10.7%	10.3%
Floating rate debt / Total debt		27.0%	27.1%	24.1%	23.0%	22.7%
Adjusted floating rate debt / Total debt (4)		13.0%	11.5%	7.4%	6.1%	13.2%
Unencumbered real estate / Total real estate		74.3%	77.7%	77.0%	76.8%	77.0%
Unencumbered CABR / Total CABR (5)		76.5%	79.1%	79.3%	79.1%	79.3%
Unsecured line of credit capacity		$510,000	$535,000	$632,000	$650,500	$658,590

Bond Covenants (6)	Requirements
Total outstanding debt / Total assets	Must be ≤ 60%	39.6%	41.2%	41.1%	41.3%	41.2%
Secured debt / Total assets	Must be ≤ 40%	11.9%	10.4%	10.8%	11.0%	10.7%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	3.7	3.2	3.0	2.9	2.9
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	278%	257%	260%	259%	258%
Unencumbered assets / Unsecured debt - Notes due 2016, Notes due 2022	Must be ≥ 150%	276%	255%	257%	257%	255%

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 35. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Adjusted EBITDA.
(3)	Net Debt is calculated as (debt less cash and cash equivalents and restricted cash). See page 35 for definition of Pro Forma Adjusted EBITDA.
(4)	Includes effect of interest rate swaps on the Company’s unsecured senior term loan facility. See page 18 for more information.
(5)	For current annualized base rent (CABR) by market, see page 21.
(6)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016 and unsecured senior notes due 2022, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010, March 30, 2011, and June 28, 2012, respectively. The covenants for the unsecured senior notes due 2020, unsecured senior notes due 2016, and unsecured senior notes due 2022 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 and unsecured senior notes due 2022 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

JUNE 30, 2013

	Gross Book Value	Buildings	Rentable Square Feet	Weighted- Average Leased % (1)
	(In thousands)
Stabilized (2)	$3,839,591	111	9,025,214	99.2%
Lease up (2)	1,552,135	63	5,436,561	70.0%

Total operating portfolio	$5,391,726	174	14,461,775	90.8%

Development (3)	$120,993	6	1,292,262	65.5%
Redevelopment (3)	20,327	2	143,757	77.6%
Pre-Development (3)	87,732	—	1,043,000	—
Unconsolidated partnership portfolio (4)	32,250	3	355,080	56.0%
Development potential (3)	200,193	—	3,306,000	—

Total portfolio	$5,853,221	185	20,601,874

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-24 for detail of consolidated portfolio and page 36 for definitions of terms.
(3)	See page 25 for detail of the consolidated portfolio and page 36 for definitions of terms.
(4)	See page 27 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2013

(In thousands)

	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Assets
Investments in real estate, net	$5,131,507	$4,424,867	$4,319,716	$4,327,426	$4,309,421
Investments in unconsolidated partnerships	32,250	32,118	32,367	31,955	32,562
Cash and cash equivalents	27,666	18,552	19,976	20,646	17,385
Accounts receivable, net	6,274	35,888	4,507	7,128	4,241
Accrued straight-line rents, net	163,287	155,591	152,096	144,975	139,346
Deferred leasing costs, net	213,567	167,648	172,363	180,925	185,354
Other assets	289,232	164,968	133,454	118,052	111,383

Total assets	$5,863,783	$4,999,632	$4,834,479	$4,831,107	$4,799,692

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$821,582	$569,390	$571,652	$574,497	$550,704
Exchangeable senior notes	180,000	180,000	180,000	180,000	180,000
Unsecured senior notes, net	894,622	894,397	894,177	893,955	893,737
Unsecured senior term loan	395,676	395,486	405,456	405,216	400,000
Unsecured line of credit	240,000	215,000	118,000	87,000	78,000
Accounts payable, accrued expenses and other liabilities	281,780	199,731	180,653	178,706	157,829

Total liabilities	2,813,660	2,454,004	2,349,938	2,319,374	2,260,270
Equity:
Stockholders’ equity:
Preferred stock	—	—	191,469	191,469	191,469
Common stock	1,919	1,691	1,543	1,543	1,542
Additional paid-in capital	3,549,082	3,065,589	2,781,849	2,779,035	2,776,046
Accumulated other comprehensive loss, net	(43,094)	(55,480)	(54,725)	(56,988)	(57,326)
Dividends in excess of earnings	(504,921)	(474,619)	(443,280)	(411,529)	(381,105)

Total stockholders’ equity	3,002,986	2,537,181	2,476,856	2,503,530	2,530,626
Noncontrolling interests	47,137	8,447	7,685	8,203	8,796

Total equity	3,050,123	2,545,628	2,484,541	2,511,733	2,539,422

Total liabilities and equity	$5,863,783	$4,999,632	$4,834,479	$4,831,107	$4,799,692

CONSOLIDATED STATEMENTS OF OPERATIONS

JUNE 30, 2013

(In thousands, except share and per share data)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Revenues:
Rental	$108,092	$102,956	$103,978	$101,467	$95,708
Tenant recoveries	32,494	32,637	31,638	31,765	28,939
Other revenue	19,053	24,857	3,155	1,305	201

Total revenues	159,639	160,450	138,771	134,537	124,848

Expenses:
Rental operations	41,941	40,553	39,502	38,944	37,044
Depreciation and amortization	63,557	60,764	52,963	51,372	47,575
General and administrative	10,396	10,028	10,608	10,226	8,576
Acquisition-related expenses	2,120	2,236	22	176	12,245

Total expenses	118,014	113,581	103,095	100,718	105,440

Income from operations	41,625	46,869	35,676	33,819	19,408
Equity in net loss of unconsolidated partnerships	(267)	(319)	(379)	(339)	(317)
Interest expense, net	(26,119)	(25,902)	(26,745)	(26,817)	(23,825)
Other expense	(202)	(3,190)	(292)	(208)	(549)

Income/(loss) from continuing operations	15,037	17,458	8,260	6,455	(5,283)
Income from discontinued operations	—	—	—	—	49

Net income/(loss)	15,037	17,458	8,260	6,455	(5,234)
Net (income)/loss attributable to noncontrolling interests	(234)	(146)	(93)	(46)	172

Net income/(loss) attributable to the Company	14,803	17,312	8,167	6,409	(5,062)
Preferred stock dividends	—	(2,393)	(3,651)	(3,651)	(3,651)
Cost on redemption of preferred stock	—	(6,531)	—	—	—

Net income/(loss) available to common stockholders	$14,803	$8,388	$4,516	$2,758	$(8,713)

Income/(loss) from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.08	$0.05	$0.03	$0.02	$(0.06)

Net income/(loss) per share available to common stockholders:
Basic and diluted earnings per share	$0.08	$0.05	$0.03	$0.02	$(0.06)

Weighted-average common shares outstanding:
Basic	186,735,157	159,692,470	152,790,669	152,785,451	152,775,422

Diluted	190,151,166	162,713,677	155,728,210	155,728,209	152,775,422

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

JUNE 30, 2013

(In thousands)

	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Restricted cash	$71,046	$4,068	$3,554	$3,443	$2,485
Acquired above-market leases, net	18,349	12,432	18,099	20,234	22,292
Acquired below-market ground lease, net	19,767	11,310	11,368	11,426	11,484
Deferred loan costs, net	15,442	16,240	17,512	18,878	19,476
Lease incentives, net	20,627	21,140	21,741	21,990	21,925
Construction loan receivable, net (1)	92,567	55,981	21,695	1,275	1,275
Other	51,434	43,797	39,485	40,806	32,446

Other assets	$289,232	$164,968	$133,454	$118,052	$111,383

Security deposits	$13,667	$12,186	$12,417	$12,296	$12,501
Dividends and distributions payable	46,381	40,413	40,607	37,465	37,433
Accounts payable, accrued expenses and other liabilities	178,125	133,420	114,123	114,533	95,123
Derivative instruments	1,439	5,435	5,285	5,702	3,701
Acquired below-market leases, net	42,168	8,277	8,221	8,710	9,071

Accounts payable, accrued expenses and other liabilities	$281,780	$199,731	$180,653	$178,706	$157,829

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Lease termination revenue	$17,316	$24,001	$2,483	$935	$81
Construction loan revenue	1,319	807	387	326	149
Other revenue	418	49	285	44	(29)

Other revenue	$19,053	$24,857	$3,155	$1,305	$201

Rental operations expenses	$28,397	$27,165	$26,753	$26,480	$24,583
Real estate taxes	13,544	13,388	12,749	12,464	12,461

Rental operations	$41,941	$40,553	$39,502	$38,944	$37,044

(Loss)/gain on extinguishment of debt	$—	$—	$(100)	$—	$34
Non-cash adjustment for securities	—	(2,825)	—	—	(545)
Realized gain on investments in equity securities	82	—	—	—	—
Realized gain/(loss) on foreign currency transactions	7	(160)	16	40	—
Income tax expense	(291)	(205)	(208)	(248)	(38)

Other expense	$(202)	$(3,190)	$(292)	$(208)	$(549)

(1)	Represents funding of draws on a $355 million construction loan secured by first priority mortgages on a 1.1 million square foot laboratory, office and retail development project located in Boston, Massachusetts, of which the Company’s total potential funding obligation is $255 million.

FFO, CFFO AND AFFO (1)

JUNE 30, 2013

(In thousands)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Reconciliation of net income/(loss) available to common stockholders to funds from operations excluding acquisition-related expenses (CFFO):
Net income/(loss) available to common stockholders	$14,803	$8,388	$4,516	$2,758	$(8,713)
Adjustments:
Noncontrolling interests in operating partnership	263	154	86	53	(166)
Depreciation & amortization - unconsolidated partnerships	367	369	323	323	323
Depreciation & amortization - consolidated entities	63,557	60,764	52,963	51,372	47,575
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(164)	(30)	(30)	(28)	(27)

Funds from operations (FFO) - basic	$78,826	$69,645	$57,858	$54,478	$38,992
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$80,514	$71,333	$59,546	$56,166	$40,680
Acquisition-related expenses	2,120	2,236	22	176	12,245

CFFO - diluted	$82,634	$73,569	$59,568	$56,342	$52,925

Reconciliation of CFFO to adjusted funds from operations (AFFO):
Adjustments:
Recurring capital expenditures and second generation tenant improvements (3)	(12,599)	(9,795)	(5,738)	(2,739)	(1,716)
Leasing commissions	(1,985)	(1,580)	(1,476)	(2,001)	(1,335)
Gain on extinguishment of debt	—	—	(19)	—	(34)
Non-cash adjustment for securities	—	2,825	—	—	545
Non-cash debt adjustments	3,059	3,099	3,141	3,025	3,003
Amortization of lease incentives	543	627	576	561	659
Depreciation included in general and administrative expense	565	481	510	484	455
Non-cash equity compensation	3,067	3,011	2,860	3,094	2,887
Cost on redemption of preferred stock	—	6,531	—	—	—
Straight line rents	(4,269)	(2,605)	(6,330)	(5,288)	(4,300)
Share of unconsolidated partnership adjustments (4)	31	40	34	26	26
Fair-value lease revenue	2,905	5,221	1,878	2,137	2,219

AFFO - diluted	$73,951	$81,424	$55,004	$55,641	$55,334

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 35.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures and first and second generation leases, see page 36.
(4)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents and fair-value lease revenue.

FFO, CFFO AND AFFO PER SHARE (1)

JUNE 30, 2013

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
FFO - basic	$78,826	$69,645	$57,858	$54,478	$38,992
FFO - diluted	80,514	71,333	59,546	56,166	40,680
CFFO - diluted	82,634	73,569	59,568	56,342	52,925
AFFO - diluted	73,951	81,424	55,004	55,641	55,334
FFO per share - basic	$0.41	$0.42	$0.37	$0.35	$0.25
FFO per share - diluted (2)	0.40	0.41	0.36	0.34	0.24
CFFO per share - diluted (2)	0.41	0.42	0.36	0.34	0.32
AFFO per share - diluted (2)	0.37	0.47	0.33	0.33	0.33
Dividends and distributions declared per common share	$0.235	$0.235	$0.235	$0.215	$0.215

CFFO payout ratio	57.3%	56.0%	65.3%	63.2%	67.2%
AFFO payout ratio	63.5%	50.0%	71.2%	65.2%	65.2%
Weighted-average common shares and units outstanding diluted (3)	191,457,377	164,111,880	157,265,242	157,223,682	157,111,463
Dilutive effect of exchangeable senior notes due 2030 (2)	10,259,496	10,259,496	10,259,496	10,127,232	10,127,232

Weighted-average common shares and units outstanding diluted - FFO, CFFO and AFFO	201,716,873	174,371,376	167,524,738	167,350,914	167,238,695

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 35.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	The three months ended June 30, 2012 includes 2,947,140 shares of OP and LTIP units, which are considered anti-dilutive for purposes of calculating diluted earnings per share. The three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012 include 1,306,211, 1,398,203, 1,537,032, 1,495,473 and 1,388,901 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

JUNE 30, 2013

(In thousands)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Reconciliation of net income/(loss) available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA:
Net income/(loss) available to common stockholders	$14,803	$8,388	$4,516	$2,758	$(8,713)
Interest expense, net	26,119	25,902	26,745	26,817	23,825
Interest expense - unconsolidated partnerships	252	250	263	256	254
Income tax expense	291	205	208	248	38
Depreciation & amortization - consolidated entities	63,557	60,764	52,963	51,372	47,575
Depreciation & amortization - unconsolidated partnerships	367	369	323	323	323

EBITDA	105,389	95,878	85,018	81,774	63,302
Noncontrolling interests	234	146	93	46	(172)
Preferred dividends	—	2,393	3,651	3,651	3,651
Cost on redemption of preferred stock	—	6,531	—	—	—
Non-cash adjustment for securities	—	2,825	—	—	545
Acquisition-related expenses	2,120	2,236	22	176	12,245
Elan Corporation lease termination revenue, net	(13,547)	(21,613)	—	—	—

Adjusted EBITDA	$94,196	$88,396	$88,784	$85,647	$79,571

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 35.

RECONCILIATION OF NET OPERATING INCOME (1)

JUNE 30, 2013

(In thousands, except ratio amounts)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Net income/(loss)	$15,037	$17,458	$8,260	$6,455	$(5,234)
Income from discontinued operations	—	—	—	—	(49)
Equity in net loss of unconsolidated partnerships	267	319	379	339	317
Interest expense, net	26,119	25,902	26,745	26,817	23,825
Other expense	202	3,190	292	208	549

Income from operations	41,625	46,869	35,676	33,819	19,408
Depreciation and amortization	63,557	60,764	52,963	51,372	47,575
General and administrative	10,396	10,028	10,608	10,226	8,576
Acquisition-related expenses	2,120	2,236	22	176	12,245

Consolidated net operating income	$117,698	$119,897	$99,269	$95,593	$87,804

Revenues:
Rental	$108,092	$102,956	$103,978	$101,467	$95,708
Tenant recoveries	32,494	32,637	31,638	31,765	28,939
Other revenue (2)	19,053	24,857	3,155	1,305	201

Total revenues	159,639	160,450	138,771	134,537	124,848
Expenses:
Rental operations	41,941	40,553	39,502	38,944	37,044

Consolidated net operating income	$117,698	$119,897	$99,269	$95,593	$87,804

Consolidated net operating income - cash basis (3)	$98,031	$98,784	$92,728	$92,032	$86,800

Operating margin (4)	70.2%	70.1%	70.9%	70.8%	70.3%
Operating expense recovery (5)	77.5%	80.5%	80.1%	81.6%	78.1%

(1)	For a definition and discussion of net operating income, see page 35.
(2)	Includes lease termination income, see page 11 for detail.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - ((other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

JUNE 30, 2013

(In thousands)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Mortgage notes payable	$10,675	$10,004	$10,103	$10,077	$9,882
Exchangeable senior notes	1,688	1,688	1,688	1,688	1,688
Unsecured senior notes	10,334	10,334	10,334	10,334	7,767
Unsecured senior term loan	1,988	1,940	2,039	2,022	1,911
Unsecured line of credit	294	461	417	346	533
Line of credit fees	664	656	712	729	664
Derivative instruments	593	560	579	522	467

Interest expense, net - cash basis	$26,236	$25,643	$25,872	$25,718	$22,912

Non-cash interest expense:
Amortization of fair-value of debt acquired	(310)	(189)	(159)	(178)	(130)
Amortization of debt discounts	225	219	222	218	172
Amortization of deferred loan costs	1,374	1,351	1,354	1,255	1,225
Amortization of deferred interest costs	1,711	1,718	1,724	1,730	1,736
Amortization of put/call and preferred returns	59	—	—	—	—

Non-cash debt adjustments	3,059	3,099	3,141	3,025	3,003
Capitalized interest	(3,176)	(2,840)	(2,268)	(1,926)	(2,090)

Interest expense, net	$26,119	$25,902	$26,745	$26,817	$23,825

COVERAGE RATIOS (1)

JUNE 30, 2013

(In thousands, except ratio amounts)

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Interest coverage ratio
Adjusted EBITDA	$94,196	$88,396	$88,784	$85,647	$79,571
Interest expense:
Interest expense, net	26,119	25,902	26,745	26,817	23,825
Interest expense - unconsolidated partnerships	252	250	263	256	254
Amortization of deferred interest costs	(1,711)	(1,718)	(1,724)	(1,730)	(1,736)
Amortization of deferred loan costs	(1,374)	(1,351)	(1,354)	(1,255)	(1,225)
Amortization of debt discounts	(225)	(219)	(222)	(218)	(172)
Amortization of fair-value of debt acquired	310	189	159	178	130

Total interest expense	$23,371	$23,053	$23,867	$24,048	$21,076

Interest coverage ratio	4.0	3.8	3.7	3.6	3.8

Fixed charge coverage ratio
Adjusted EBITDA	$94,196	$88,396	$88,784	$85,647	$79,571
Fixed charges:
Interest expense, net	26,119	25,902	26,745	26,817	23,825
Interest expense - unconsolidated partnerships	252	250	263	256	254
Amortization of deferred interest costs	(1,711)	(1,718)	(1,724)	(1,730)	(1,736)
Amortization of deferred loan costs	(1,374)	(1,351)	(1,354)	(1,255)	(1,225)
Amortization of debt discounts	(225)	(219)	(222)	(218)	(172)
Amortization of fair-value of debt acquired	310	189	159	178	130
Principal payments	2,232	2,072	2,072	2,063	1,975
Preferred dividends	—	2,393	3,651	3,651	3,651

Total fixed charges	$25,603	$27,518	$29,590	$29,762	$26,702

Fixed charge coverage ratio	3.7	3.2	3.0	2.9	3.0

(1)	For a discussion of coverage ratios, see page 35.

DEBT SUMMARY

JUNE 30, 2013

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Consolidated Debt:
Mortgage Notes Payable:
9900 Belward Campus Drive	5.64%	3.99%	$10,699	$680	$11,379	07/17
9901 Belward Campus Drive	5.64%	3.99%	13,176	833	14,009	07/17
Center for Life Science | Boston	7.75%	7.75%	336,485	—	336,485	06/14
4320 Forest Park Avenue (1)	4.00%	2.70%	21,000	390	21,390	09/14
Hershey Center for Applied Research (1)	6.15%	4.71%	13,686	1,498	15,184	05/27
500 Kendall Street (Kendall D)	6.38%	5.45%	59,062	2,226	61,288	12/18
3711 Market Street (1)	2.70%	2.70%	45,900	—	45,900	02/16
Shady Grove Road	5.97%	5.97%	143,979	—	143,979	09/16
University of Maryland BioPark I (1)	5.93%	4.69%	17,075	1,553	18,628	05/25
University of Maryland BioPark II (1)	5.20%	4.33%	63,446	4,142	67,588	09/21
University of Maryland BioPark Garage (1)	5.20%	4.33%	4,776	312	5,088	09/21
University of Miami Life Science & Technology Park (1)	4.00%	2.89%	20,000	664	20,664	02/16
University of Miami Life Science & Technology Park Bonds (1) (2)	0.10%	0.10%	60,000	—	60,000	11/42

Total / Weighted-Average on Mortgage Notes Payable	5.95%	5.65%	809,284	12,298	821,582
Unsecured Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(1,466)	398,534	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(1,906)	248,094	04/20
Unsecured Senior Notes Due 2022	4.25%	4.36%	250,000	(2,006)	247,994	07/22
Unsecured Variable Rate Debt:
Unsecured Senior Term Loan - U.S. Dollar (3)	1.85%	2.64%	243,596	—	243,596	03/17
Unsecured Senior Term Loan - GBP (4)	2.14%	2.39%	152,080	—	152,080	03/17
Unsecured Line of Credit (5)	1.75%	1.75%	240,000	—	240,000	07/15

Total / Weighted-Average on Consolidated Debt	4.28%	4.33%	$2,524,960	$6,920	$2,531,880

Share of Unconsolidated Partnership Debt:
BioPark Fremont (50%) (fixed) (1)	3.75%	3.70%	1,334	6	1,340	05/14
PREI Secured Construction Loan (20%) (variable)	3.20%	3.20%	27,795	—	27,795	08/13

Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.23%	3.22%	29,129	6	29,135

Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.27%	4.31%	$2,554,089	$6,926	$2,561,015

(1)	Assumed in connection with the Company’s merger with Wexford Science & Technology in May 2013.
(2)	The bonds are not secured by the property. Subsequent to quarter end, the University of Miami Life Science & Technology Park bonds were voluntarily prepaid in full prior to the scheduled maturity.
(3)	The Company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the unsecured senior term loan facility at 2.81% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $395.7 million outstanding under the unsecured senior term loan facility was 2.64% at June 30, 2013.
(4)	The Company amended the unsecured senior term loan facility and converted $156.4 million of outstanding borrowings into British pounds sterling equal to £100 million. The principal balance represents the dollar amount based on the exchange rate of $1.52 to £1.00 at the end of the quarter. The Company entered into interest rate swap agreements that effectively fix the interest rate on £100 million at 2.39% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings.
(5)	Effective rate excludes facility fee of 35 bps on the entire capacity of the unsecured line of credit, or $750.0 million, which equals approximately $664,000 per quarter.

DEBT MATURITIES

JUNE 30, 2013

(In thousands)

Weighted-average debt maturity is 5.6 years for consolidated debt (excluding extension options).

	2013	2014	2015	2016	2017	Thereafter	Total
Consolidated debt:
Mortgage Notes Payable:
Mortgage notes payable (1)	$65,334	$362,415	$9,006	$212,416	$30,294	$129,819	$809,284
Unsecured debt:
Unsecured exchangeable senior notes due 2030 (2)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	400,000	—	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000
Unsecured senior notes due 2022	—	—	—	—	—	250,000	250,000
Unsecured senior term loan - U.S. Dollar	—	—	—	—	243,596	—	243,596
Unsecured senior term loan - GBP	—	—	—	—	152,080	—	152,080
Unsecured line of credit	—	—	240,000	—	—	—	240,000

Total unsecured debt	—	—	240,000	400,000	395,676	680,000	1,715,676
Total consolidated debt	$65,334	$362,415	$249,006	$612,416	$425,970	$809,819	$2,524,960

Share of unconsolidated partnership debt:
BioPark Fremont (50%) (fixed)	—	1,334	—	—	—	—	1,334
PREI secured construction loan (20%) (variable)	27,795	—	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$27,795	$1,334	$—	$—	$—	$—	$29,129

Total consolidated and share of unconsolidated partnership debt	$93,129	$363,749	$249,006	$612,416	$425,970	$809,819	$2,554,089

(1)	Subsequent to quarter end, the University of Miami Life Science & Technology Park bonds were voluntarily prepaid in full prior to the scheduled maturity.
(2)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

JUNE 30, 2013

(Shares in thousands)

	Three Months Ended
Summary of Common Shares	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Earnings per share
Weighted-average common shares outstanding	186,735	159,692	152,791	152,785	152,775
Weighted-average OP and LTIP units outstanding	3,367	2,924	2,937	2,943	—
Dilutive effect of performance units	49	98	—	—	—

Diluted common shares - EPS	190,151	162,714	155,728	155,728	152,775

Funds from operations
Weighted-average common shares outstanding	186,735	159,692	152,791	152,785	152,775
Weighted-average OP and LTIP units outstanding	3,367	2,924	2,937	2,943	2,948
Dilutive effect of performance units	49	98	—	—	—
Dilutive effect of restricted stock	1,306	1,398	1,537	1,496	1,389
Dilutive effect of exchangeable senior notes due 2030	10,260	10,259	10,260	10,127	10,127

Diluted common shares - FFO	201,717	174,371	167,525	167,351	167,239

Closing common shares, OP and LTIP units outstanding	197,364	171,974	157,261	157,278	157,127
Preferred shares outstanding	—	—	7,920	7,920	7,920
High price	$23.13	$22.30	$19.68	$19.94	$20.30
Low price	$18.55	$19.47	$18.19	$18.10	$17.52
Average closing price	$21.64	$20.88	$19.07	$18.81	$18.71
Closing price	$20.23	$21.60	$19.33	$18.72	$18.68
Dividends per share - annualized	$0.94	$0.94	$0.94	$0.86	$0.86
Closing dividend yield - annualized	4.6%	4.4%	4.9%	4.6%	4.6%

Dividends per Share	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Common Stock - BMR
Amount	$0.235	$0.235	$0.235	$0.215	$0.215
Declared	June 14, 2013	March 15, 2013	December 12, 2012	September 14, 2012	June 15, 2012
Record	June 28, 2013	March 28, 2013	December 31, 2012	September 28, 2012	June 29, 2012
Paid	July 15, 2013	April 15, 2013	January 15, 2013	October 15, 2012	July 16, 2012
Preferred Stock - BMR PrA (1)
Amount	—	—	$0.46094	$0.46094	$0.46094
Declared	—	—	December 12, 2012	September 14, 2012	June 15, 2012
Record	—	—	December 31, 2012	September 28, 2012	June 29, 2012
Paid	—	—	January 15, 2013	October 15, 2012	July 16, 2012

(1)	The Company voluntarily redeemed all shares of its Series A preferred stock on March 15, 2013, at a redemption price of $25.30217 per share (the sum of the $25.00 per share redemption price and a quarterly dividend of $0.46094 prorated through the redemption date).

MARKET SUMMARY

JUNE 30, 2013

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	3,031,932	$164,417	32.8%	$54.23	$175,431	29.8%	$57.86
Maryland	1,866,412	70,972	14.2%	38.03	86,846	14.8%	46.53
San Diego	1,773,538	59,420	11.9%	33.50	74,697	12.7%	42.12
San Francisco	2,374,619	58,095	11.6%	24.46	70,386	12.0%	29.64
New York / New Jersey	1,505,550	50,733	10.1%	33.70	66,715	11.3%	44.31
Pennsylvania	1,004,026	25,695	5.1%	25.59	29,888	5.1%	29.77
Cambridge, UK	468,964	16,105	3.2%	34.34	16,105	2.7%	34.34
North Carolina	737,475	12,926	2.6%	17.53	16,837	2.9%	22.83
Seattle	265,142	12,417	2.5%	46.83	14,516	2.5%	54.75
University Related - Other	1,022,372	30,219	6.0%	29.56	36,557	6.2%	35.76

Total portfolio / weighted-average	14,050,030	$500,999	100.0%	$35.66	$587,978	100.0%	$41.85

	Percent Leased
Market	Total Operating Portfolio	Development (3)	Redevelopment (3)	Unconsolidated Partnership Portfolio (4)
Boston	97.8%	—	—	44.7%
Maryland	91.9%	—	100.0%	—
San Diego	88.6%	—	—	100.0%
San Francisco	80.0%	—	—	—
New York / New Jersey	83.7%	100.0%	—	—
Pennsylvania	85.2%	67.7%	—	—
Cambridge, UK	99.3%	—	—	—
North Carolina	97.9%	76.2%	—	—
Seattle	72.4%	—	—	—
University Related - Other	87.7%	49.8%	—	—

Total portfolio (5)	88.6%	72.4%	72.9%	56.0%

Total portfolio weighted-average leased % (6)	90.8%	65.5%	77.6%	56.0%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	See page 25 for detail of the consolidated portfolio and page 35 for definitions of terms.
(4)	See page 27 for detail of the unconsolidated partnership portfolio.
(5)	Calculated based on leased square feet divided by total square feet.
(6)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

JUNE 30, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	6/30/13	3/31/13
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.5%	75,003	100.0%	100.0%
2	320 Bent Street	December 14, 2011	Stabilized	1	195,198	1.2%	191,576	98.1%	98.1%
3	301 Binney Street	December 14, 2011	Stabilized	1	417,290	2.6%	403,381	96.7%	96.7%
4	301 Binney Street Garage	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	100.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.4%	48,473	74.8%	50.7%
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	4.4%	696,331	98.9%	98.9%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.3%	47,912	100.0%	100.0%
8	320 Charles Street	June 18, 2013	Stabilized	1	99,513	0.6%	99,513	100.0%	n/a
9	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.2%	29,431	78.1%	78.1%
10	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.3%	48,627	100.0%	100.0%
11	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.6%	100,854	100.0%	100.0%
12	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
13	Fresh Pond Research Park	April 5, 2005	Stabilized	6	90,702	0.6%	89,176	98.3%	98.3%
14	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.2%	183,052	100.0%	100.0%
15	60 Hampshire Street	February 9, 2012	Redevelopment	1	39,014	0.2%	—	—	100.0%
16	Kendall Crossing Apartments	December 14, 2011	Stabilized	1	37 Apts.	n/a	36 Apts.	96.4%	96.6%
17	450 Kendall Street (Kendall G)	May 31, 2011	Development	1	63,000	0.4%	—	—	n/a
18	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.2%	346,535	99.2%	99.2%
19	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	1.9%	302,919	100.0%	100.0%
20	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.2%	191,904	100.0%	100.0%
21	Vassar Street	May 31, 2005	Lease Up	1	60,845	0.4%	51,180	84.1%	100.0%

	Total Boston			27	3,071,813	19.2%	2,905,867	94.6%	97.6%

	Maryland
22	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.5%	77,225	100.0%	100.0%
23	9900 Belward Campus Drive	July 18, 2012	Lease Up	1	49,317	0.3%	34,619	70.2%	74.1%
24	9901 Belward Campus Drive	July 18, 2012	Stabilized	1	57,152	0.4%	57,110	99.9%	99.9%
25	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	1.8%	289,912	100.0%	100.0%
26	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.3%	51,181	100.0%	100.0%
27	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	0.8%	122,600	100.0%	100.0%
28	9708-9714 Medical Center Drive	May 3, 2010	Lease Up	3	92,124	0.6%	16,067	17.4%	17.4%
29	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.7%	104,743	100.0%	100.0%
30	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	4.0%	635,058	100.0%	100.0%
31	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.6%	91,592	100.0%	100.0%
32	University of Maryland BioPark I	May 31, 2013	Stabilized	1	75,517	0.5%	75,517	100.0%	n/a
33	University of Maryland BioPark II	May 31, 2013	Lease Up	1	235,959	1.5%	208,383	88.3%	n/a
34	University of Maryland BioPark Garage	May 31, 2013	Stabilized	1	638 Stalls	n/a	411 Stalls	73.0%	n/a
35	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.4%	20,000	34.8%	34.8%
36	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.5%	82,405	100.0%	100.0%

	Total Maryland			21	2,022,195	12.9%	1,866,412	92.3%	92.6%

	San Diego
37	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.2%	35,344	100.0%	100.0%
38	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.4%	61,286	100.0%	100.0%
39	Coast 9	October 15, 2010	Lease Up	8	162,074	1.0%	123,342	76.1%	77.7%
40	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	0.8%	106,757	85.3%	85.3%
41	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
42	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.1%	176,000	100.0%	100.0%
43	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.3%	48,306	100.0%	100.0%
44	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.5%	61,173	84.7%	84.7%
45	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.2%	196,557	100.0%	100.0%
46	6122-6126 Nancy Ridge Drive	April 25, 2012	Stabilized	1	68,000	0.4%	68,000	100.0%	100.0%
47	6828 Nancy Ridge Drive	April 21, 2005	Lease Up	1	42,138	0.3%	17,707	42.0%	100.0%
48	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.4%	66,745	100.0%	100.0%
49	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.4%	37,219	54.7%	54.7%
50	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.7%	70,546	67.0%	69.3%
51	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.3%	49,347	100.0%	100.0%
52	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.3%	53,740	100.0%	100.0%
53	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.2%	31,184	100.0%	100.0%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

June 30, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	6/30/13	3/31/13
	San Diego (Continued)
54	Sorrento Valley Boulevard	December 7, 2006	Lease Up	1	54,924	0.3%	—	—	—
55	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.2%	35,940	100.0%	100.0%
56	Summers Ridge	June 8, 2012	Stabilized	—	—	n/a	—	100.0%	100.0%
57	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.5%	81,204	100.0%	100.0%
58	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.6%	94,866	100.0%	100.0%
59	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.7%	104,870	100.0%	100.0%
60	Waples Street	March 1, 2005	Stabilized	1	50,055	0.3%	50,055	100.0%	100.0%
61	Wateridge Circle	November 1, 2011	Stabilized	3	106,490	0.7%	101,783	95.6%	70.7%

	Total San Diego			39	1,918,547	12.0%	1,700,675	88.6%	88.8%

	San Francisco
62	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.3%	55,588	100.0%	100.0%
63	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.5%	60,339	83.2%	83.2%
64	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.2%	183,344	100.0%	100.0%
65	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.3%	125,144	62.1%	62.1%
66	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.3%	28,714	57.0%	57.0%
67	550 Broadway Street	April 27, 2012	Stabilized	1	71,239	0.4%	71,239	100.0%	100.0%
68	Dumbarton Circle	May 27, 2005	Lease Up	1	44,000	0.3%	—	—	—
69	Gateway Business Park	October 26, 2010	Lease Up	4	176,503	1.1%	153,035	86.7%	82.2%
70	Industrial Road	August 17, 2004	Stabilized	1	175,144	1.1%	175,144	100.0%	100.0%
71	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.6%	49,915	56.8%	56.8%
72	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	1.9%	252,119	82.7%	71.9%
73	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	4.2%	495,958	75.0%	73.5%
74	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	2.7%	263,543	62.3%	62.3%
75	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.3%	204,887	100.0%	100.0%
76	Woodside Technology Park	February 28, 2013	Stabilized	3	255,650	1.6%	255,650	100.0%	100.0%

	Total San Francisco			31	2,968,292	18.8%	2,374,619	80.0%	78.3%

	New York / New Jersey
77	Ardsley Park	June 23, 2011	Stabilized	5	160,500	1.0%	160,500	100.0%	100.0%
78	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.5%	46,386	64.2%	64.2%
79	Landmark at Eastview	August 12, 2004	Lease Up	5	800,671	4.6%	641,144	80.1%	82.8%
80	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	2.3%	360,520	100.0%	100.0%
81	Landmark at Eastview III	August 12, 2004	Development	2	297,000	1.9%	297,000	100.0%	n/a
82	One Research Way	May 31, 2006	Lease Up	1	49,421	0.3%	—	—	—

	Total New York / New Jersey			17	1,740,412	10.6%	1,505,550	86.5%	85.2%

	Pennsylvania
83	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
84	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.4%	71,500	100.0%	100.0%
85	Hershey Center for Applied Research	May 31, 2013	Lease Up	1	81,213	0.5%	71,016	87.4%	n/a
86	King of Prussia	August 11, 2004	Stabilized	5	374,387	2.4%	374,387	100.0%	100.0%
87	3711 Market Street (3)	May 31, 2013	Lease Up	1	154,793	1.0%	137,294	88.7%	n/a
88	3737 Market Street (4)	May 31, 2013	Development	1	272,678	1.7%	184,487	67.7%	n/a
89	Phoenixville Pike	April 5, 2005	Lease Up	1	104,400	0.7%	74,408	71.3%	86.7%
90	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.5%	63,184	82.5%	82.5%
91	900 Uniqema Boulevard	January 13, 2006	Lease Up	1	11,293	0.1%	—	—	100.0%
92	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.4%	—	—	—

	Total Pennsylvania			14	1,234,396	7.9%	1,004,026	81.3%	88.0%

	Cambridge, UK
93	Granta Park	June 12, 2012	Stabilized	11	472,234	3.0%	468,964	99.3%	99.5%

	Total Cambridge, UK			11	472,234	3.0%	468,964	99.3%	99.5%

	North Carolina
94	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.4%	61,603	100.0%	100.0%
95	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.3%	40,541	83.8%	83.8%
96	Piedmont Triad Research - Wake 90	May 31, 2013	Development	1	475,742	3.0%	362,742	76.2%	n/a
97	Wake Forest Biotech Place	May 31, 2013	Stabilized	1	242,000	1.5%	242,000	100.0%	n/a
98	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.2%	30,589	100.0%	100.0%

	Total North Carolina			5	858,328	5.4%	737,475	85.9%	94.4%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

JUNE 30, 2013

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	6/30/13	3/31/13
	Seattle
99	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	1.0%	84,657	56.0%	59.7%
100	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,305	0.6%	96,305	100.0%	100.0%
101	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.3%	30,167	59.2%	59.2%
102	217th Place	November 21, 2006	Lease Up	1	67,799	0.4%	54,013	79.7%	79.7%

	Total Seattle			4	366,298	2.3%	265,142	72.4%	73.9%

	University Related - Other
103	BRDG Park at Danforth Plant Science Center	May 31, 2013	Lease Up	1	109,731	0.7%	91,180	83.1%	n/a
104	4320 Forest Park Avenue	May 31, 2013	Stabilized	1	152,664	1.0%	152,664	100.0%	n/a
105	Heritage @ 4240	May 31, 2013	Development	1	183,842	1.2%	91,500	49.8%	n/a
106	Innovation Research Park at ODU I	May 31, 2013	Stabilized	1	95,634	0.6%	86,094	90.0%	n/a
107	Innovation Research Park at ODU II	May 31, 2013	Lease Up	1	95,670	0.6%	63,639	66.5%	n/a
108	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.5%	78,023	100.0%	100.0%
109	University of Miami Life Science & Technology Park	May 31, 2013	Lease Up	1	251,800	1.6%	181,357	72.0%	n/a
110	University Tech Park at IIT	May 31, 2013	Stabilized	1	127,931	0.8%	127,931	100.0%	n/a
111	Walnut Street	July 7, 2006	Stabilized	4	149,984	0.9%	149,984	100.0%	100.0%

	Total University Related - Other			13	1,245,279	7.9%	1,022,372	82.1%	100.0%

	Total			182	15,897,794	100.0%	13,851,102	87.1%	88.7%

(1)	For a definition of Property Status, see page 36.
(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.
(3)	The Company owns 60% of the limited liability company that owns the 3711 Market Street property.
(4)	The Company owns 68% of the limited liability company that owns the 3737 Market Street property.

DEVELOPMENT, REDEVELOPMENT AND DEVELOPMENT POTENTIAL

JUNE 30, 2013

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
Development:
Heritage @ 4240	University Related - Other	183,842	49.8%	$11,300	$26,200	Q1 2014
450 Kendall Street (Kendall G)	Boston	63,000	—	9,300	44,100	Q3 2015
Landmark at Eastview III	New York / New Jersey	297,000	100.0%	4,700	121,400	Q3 2015
3737 Market Street	Pennsylvania	272,678	67.7%	26,200	82,700	Q3 2014
Piedmont Triad Research - Wake 90	North Carolina	475,742	76.2%	32,800	63,500	Q1 2014

Total / weighted-average		1,292,262	72.4%	$84,300	$337,900
Redevelopment:
60 Hampshire Street	Boston	39,014	—	$4,400	$16,600	Q2 2014
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	13,300	28,200	Q1 2014

Total / weighted-average		143,757	72.9%	$17,700	$44,800
Total				$102,000	$382,700

Development Potential:		Estimated	Total
	Pre-Development	Developable	Development
Market	Square Feet	Square Feet	Potential
Boston	—	50,000	50,000
Maryland	—	974,000	974,000
San Diego	275,000	—	275,000
San Francisco	660,000	1,334,000	1,994,000
New York / New Jersey	—	667,000	667,000
Pennsylvania	—	103,000	103,000
Cambridge, UK	—	138,000	138,000
Seattle	108,000	40,000	148,000

Total	1,043,000	3,306,000	4,349,000

(1)	Includes amounts paid for acquiring the property, landlord improvements and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through June 30, 2013.
(2)	Includes construction costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

CAPITAL EXPENDITURES

JUNE 30, 2013

(Dollars in thousands)

Capital Expenditures:	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12

Development / Pre-Development	$5,003	$3,241	$1,832	$1,540	$1,582
Redevelopment	494	1,395	1,411	2,429	8,117
Tenant improvements - first generation (1)	6,446	13,933	11,831	19,727	17,184
Recurring capital expenditures and second generation tenant improvements (1) (2)	12,599	9,795	5,738	2,739	1,716
Other capital	12,144	10,886	7,853	4,067	9,034

Total capital expenditures	$36,686	$39,250	$28,665	$30,502	$37,633

Capitalized Interest:	Investment	Three Months Ended
	to Date (3)	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12

Development	$84,300	$522	$—	$—	$—	$—
Redevelopment	17,700	297	611	630	618	924
Other Capital Improvements (4)	91,500	948	755	742	434	317
Pre-Development	110,000	1,409	1,474	896	874	849

Total capitalized interest	$303,500	$3,176	$2,840	$2,268	$1,926	$2,090

Average interest rate capitalized		5.24%	5.20%	5.22%	5.21%	5.23%

(1)	For definitions of first and second generation leases, see page 36.
(2)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. For a definition of recurring capital expenditures, see page 36.
(3)	Includes amounts paid for acquiring the property, landlord improvements and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through June 30, 2013.
(4)	Includes improvements on operating properties, including major tenant improvement projects on properties which are not considered to be in Development, Redevelopment or Pre-development during the three months ended June 30, 2013.

PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

JUNE 30, 2013

(Dollars in thousands)

				Rentable	Leased
		Property		Square	Square	Percent Leased
Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	6/30/13	3/31/13	Market
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	282,217	126,065	44.7%	45.0%	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	1,409 Stalls	100.0%	100.0%	Boston

Total assets	$268,177
Total debt (2)	151,916
Current annualized base rent	8,842
BioMed’s net investment in unconsolidated partnerships	$32,250
BioMed’s pro rata share of debt	29,129
BioMed ownership percentage	20%

(1)	For a definition of Property Status, see page 36.
(2)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

JUNE 30, 2013

The weighted-average remaining lease term is 8.2 years for the total portfolio.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	16,003	0.1%	$151	—	$9.44	$151	—	$9.44
Third quarter 2013	123,296	0.9%	4,368	0.9%	35.43	4,351	0.7%	35.29
Fourth quarter 2013	47,778	0.3%	2,473	0.5%	51.76	2,833	0.5%	59.30

2013	171,074	1.2%	6,841	1.4%	39.99	7,184	1.2%	41.99
2014	910,369	6.5%	25,446	5.1%	27.95	25,278	4.3%	27.77
2015	581,056	4.1%	17,863	3.6%	30.74	18,525	3.2%	31.88
2016	1,176,131	8.4%	45,233	9.0%	38.46	48,448	8.2%	41.19
2017	635,506	4.5%	18,422	3.7%	28.99	20,518	3.5%	32.29
2018	1,836,753	13.1%	77,743	15.5%	42.33	84,797	14.4%	46.17
2019	871,553	6.2%	25,505	5.1%	29.26	28,167	4.8%	32.32
2020	814,879	5.8%	31,908	6.4%	39.16	32,016	5.4%	39.29
2021	589,079	4.2%	16,942	3.4%	28.76	19,314	3.3%	32.79
2022	781,682	5.6%	19,133	3.8%	24.48	24,148	4.1%	30.89
Thereafter	5,665,945	40.3%	215,812	43.0%	38.09	279,432	47.6%	49.32

Total / weighted-average	14,050,030	100.0%	$500,999	100.0%	$35.66	$587,978	100.0%	$41.85

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

JUNE 30, 2013

	Leased Square Feet
Expiration	Boston	Maryland	San Diego	San Francisco	New York/ New Jersey	Pennsylvania	Cambridge, UK	North Carolina	Seattle	University/ Other	Total
Month-to-month	—	—	728	—	14,499	—	776	—	—	—	16,003
2013	59,040	15,600	59,872	26,429	—	2,906	—	—	—	7,227	171,074
2014	127,532	53,102	77,677	136,769	—	440,594	2,141	—	11,385	61,169	910,369
2015	36,527	30,668	282,673	116,005	2,833	38,559	21,576	16,492	—	35,723	581,056
2016	413,034	13,098	39,661	273,632	40,613	32,797	—	92,192	36,885	234,219	1,176,131
2017	104,243	107,288	104,670	138,627	138,013	24,440	—	—	11,390	6,835	635,506
2018	1,135,652	72,004	332,621	171,584	24,944	14,389	—	15,117	42,628	27,814	1,836,753
2019	24,215	259,383	81,204	133,571	—	33,891	117,919	8,932	49,664	162,774	871,553
2020	367,010	130,846	72,863	49,915	18,686	33,029	136,434	—	—	6,096	814,879
2021	32,265	45,434	8,365	230,311	40,914	71,500	160,290	—	—	—	589,079
2022	42,385	4,399	17,707	629,346	27,524	46,481	—	—	—	13,840	781,682
Thereafter	690,029	1,134,590	695,497	468,430	1,197,524	265,440	29,828	604,742	113,190	466,675	5,665,945

Total	3,031,932	1,866,412	1,773,538	2,374,619	1,505,550	1,004,026	468,964	737,475	265,142	1,022,372	14,050,030

10 LARGEST TENANTS

JUNE 30, 2013

BioMed’s properties were leased to 295 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1) (In thousands)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
1	GlaxoSmithKline plc (2)	924,970	6.6%	$45,373	$49.05	9.1%	June 2026
2	Regeneron Pharmaceuticals, Inc. (3)	972,878	6.9%	36,767	37.79	7.3%	Multiple
3	Vertex Pharmaceuticals Incorporated (4)	685,286	4.9%	36,323	53.00	7.3%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	2.6%	25,543	70.49	5.1%	July 2023
5	Sanofi (5)	418,003	3.0%	19,471	46.58	3.9%	Multiple
6	Ironwood Pharmaceuticals, Inc.	303,259	2.2%	15,302	50.46	3.1%	February 2018
7	Children’s Hospital Corporation (6)	200,081	1.4%	14,360	71.77	2.9%	May 2023
8	Merck & Co., Inc. (7)	175,893	1.3%	9,358	53.20	1.9%	Multiple
9	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	2.7%	9,267	24.75	1.8%	April 2014
10	Bristol-Myers Squibb (8)	270,047	1.9%	8,999	33.32	1.8%	Multiple

	Total / weighted-average (9)	4,687,168	33.5%	$220,763	$47.10	44.2%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	The Company’s tenant is Human Genome Sciences (HGS), a wholly owned subsidiary of GlaxoSmithKline plc (GSK).
(3)	During the quarter, the Company entered into a build-to-suit transaction to construct two new buildings pre-leased to Regeneron for a 15 year term totaling approximately 297,000 square feet at Landmark at Eastview. 2,833 square feet expire July 2015, 312,525 square feet expire July 2024 and 657,520 square feet expire July 2029.
(4)	81,204 square feet are leased with a subsidiary of Vertex Pharmaceuticals Incorporated. 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, 290,716 square feet expire May 2018 and 81,204 square feet expire January 2019.
(5)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(6)	This tenant guarantees rent on 49,866 square feet leased at the Center for Life Science• Boston.
(7)	This tenant guarantees rent on 30,589 square feet leased at Weston Parkway. 145,304 square feet expire September 2013 and 30,589 square feet expire January 2016.
(8)	77,539 square feet expire February 2015, 29,218 square feet expire April 2018, 133,123 square feet expire December 2022 and 30,167 square feet expire April 2024.
(9)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

JUNE 30, 2013

(Dollars in thousands)

	Three Months Ended
	6/30/13	6/30/12	Percent Change
Total Same Property Portfolio (1)
Rentable square feet	11,960,338	11,960,338
Percent of total portfolio	73.6%	92.5%
Percent leased	86.6%	84.8%
Revenues:
Rental	$95,667	$92,473	3.5%
Tenant recoveries	31,080	29,947	3.8%

Total revenues	126,747	122,420	3.5%
Expenses:
Rental operations	37,154	36,561	1.6%

Same property net operating income (2)	$89,593	$85,859	4.3%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(3,335)	(1,715)	94.5%

Same property net operating income - cash basis (2) (3)	$86,258	$84,144	2.5%

Rental revenue - cash basis (3)	$91,324	$89,317	2.2%

Same property net operating income, excluding 180 and 200 Oyster Point properties (2) (4)	$87,397	$82,911	5.4%

Same property net operating income - cash basis, excluding 180 and 200 Oyster Point properties (2) (3) (4)	$85,517	$81,503	4.9%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 35. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15.
(3)	Represents rents on a “cash-on-cash” basis.
(4)	The 180 and 200 Oyster Point properties were leased by Life Technologies commencing in the quarter ending June 30, 2013, following a lease termination by Elan Corporation for which the Company received a $46.5 million termination payment.

ACQUISITIONS AND MERGERS

JUNE 30, 2013

Acquisitions and Mergers Detail for 2013:	Market	Closing Date	Rentable Square Feet	Investment	Percent Leased at Acquisition

Property
				(In thousands)
First Quarter 2013
Woodside Technology Park	San Francisco	February 28, 2013	255,650	$87,000	100.0%
The Campus at Lincoln Centre (1)	San Francisco	March 20, 2013	—	37,000	n/a

First quarter total			255,650	$124,000	100.0%

Second Quarter 2013
Wexford Science & Technology (2)	Various	May 31, 2013	2,555,174	$669,100	81.2%
320 Charles Street (3)	Boston	June 18, 2013	99,513	49,518	100.0%

Second quarter total			2,654,687	$718,618	81.9%

Total 2013 Acquisitions & Mergers			2,910,337	$842,618	83.5%

(1)	Includes approximately 280,000 square feet of potential development.
(2)	Includes approximately 935,000 square feet in development and approximately 300,000 square feet of potential development. Investment includes the issuance of 5,568,227 shares of common stock of the Company and 336,960 operating partnership units of BioMed Realty, L.P. to the sellers as part of the consideration for the merger.
(3)	Investment includes the issuance of 2,034,211 operating partnership units of BioMed Realty, L.P. to the seller as part of the consideration for the acquisition.

LEASING ACTIVITY (1)

JUNE 30, 2013

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft	Pre-Leased Square Feet	Current Annualized Base Rent per Pre-Leased Sq Ft
Leased Square Feet as of March 31, 2013	11,625,092		328,819
Acquisitions	2,173,315	$25.68	13,373	$18.00
Expirations	(586,369)	40.01
Terminations	(244,970)	50.14
Pre-leased delivery	223,995	32.65	(223,995)	32.65
Renewals, amendments, and extensions	475,250	46.67
New leases - 1st generation (2)	383,717	33.02
New leases - 2nd generation (2)			39,053	32.13

Leased Square Feet as of June 30, 2013	14,050,030		157,250

	Three Months Ended
Leased Square Feet	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Renewals, amendments, and extensions	475,250	164,004	368,299	176,655	87,383
New leases	422,770	419,731	256,576	190,705	263,432

Gross Leasing Activity	898,020	583,735	624,875	367,360	350,815

Net Absorption (3)	(45,377)	(180,165)	144,516	115,493	186,911

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 36.
(3)	For the quarter ended June 30, 2013, excludes the Regeneron lease for approximately 297,000 square feet at the Landmark at Eastview III property. Under the lease, Regeneron will expand into two new buildings to be constructed by the Company at the property. Regeneron has leased the to-be-built laboratory and office space for a 15-year term.

TENANT IMPROVEMENTS, LEASING COMMISSIONS AND TENANT CONCESSIONS

JUNE 30, 2013

	Three Months Ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
Renewals, Amendments, and Extensions (1)
Number of renewals	12	13	17	6	7
Square feet	475,250	164,004	368,299	176,655	87,383
Tenant improvement costs per square foot (2)	$1.42	$15.21	$1.23	$21.68	$0.17
Leasing commission costs per square foot (2)	4.28	0.58	3.54	6.23	1.15
Tenant concession costs per square foot (2) (3)	0.03	2.88	17.01	2.60	0.24

Total tenant improvement, leasing commission, and tenant concession costs psf	$5.73	$18.67	$21.78	$30.51	$1.56

New Leases - 1st Generation (4)
Number of leases	6	7	5	8	8
Square feet	383,717	65,779	149,987	100,992	219,552
Tenant improvement costs per square foot (2)	$88.59	$39.46	$61.97	$1.14	$118.40
Leasing commission costs per square foot (2)	10.69	7.99	7.25	7.77	17.19
Tenant concession costs per square foot (2) (3)	19.11	4.99	22.00	4.93	4.28

Total tenant improvement, leasing commission, and tenant concession costs psf	$118.39	$52.44	$91.22	$13.84	$139.87

New Leases - 2nd Generation (4)
Number of leases	2	9	8	8	8
Square feet	39,053	353,952	106,589	89,713	43,880
Tenant improvement costs per square foot (2)	$27.05	$26.03	$16.86	$46.58	$7.93
Leasing commission costs per square foot (2)	8.12	15.90	8.99	7.48	5.62
Tenant concession costs per square foot (2) (3)	—	3.51	10.15	1.55	7.16

Total tenant improvement, leasing commission, and tenant concession costs psf	$35.17	$45.44	$36.00	$55.61	$20.71

Total
Number of renewals/leases	20	29	30	22	23
Square feet	898,020	583,735	624,875	367,360	350,815
Tenant improvement costs per square foot (2)	$39.78	$24.50	$18.47	$22.42	$75.14
Leasing commission costs per square foot (2)	7.19	10.70	5.36	6.96	11.74
Tenant concession costs per square foot (2) (3)	8.18	3.50	17.04	2.97	3.64

Total tenant improvement, leasing commission, and tenant concession costs psf	$55.15	$38.70	$40.87	$32.35	$90.52

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease is executed, which may be different than the year in which they are actually paid.
(3)	Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.
(4)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 36.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

JUNE 30, 2013

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

FFO, CFFO and AFFO

We present funds from operations, or FFO, FFO excluding acquisition-related expenses, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and OP units because we consider them to be important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results.

FFO, CFFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO, CFFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements and (c) leasing commissions.

Our computations may differ from the methodologies for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered alternatives to net income/(loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Pro Forma Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for securities, (e) gains or losses from sales of real estate and (f) acquisition-related expenses, and by subtracting from EBITDA the lease termination fee related to the Elan Corporation lease termination at our Science Center at Oyster Point property in 2013. We calculate Pro Forma Adjusted EBITDA by adding the EBITDA of Wexford Science & Technology from May 31, 2013 (the closing of the merger) through June 30, 2013, annualized. Pro forma results may not be indicative of actual results, nor is it intended to be a projection of future results. Management uses EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from Adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of Adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

JUNE 30, 2013

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Pre-development

Represents development properties that are engaged in activities related to planning, entitlement or other preparations for future construction.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) items associated with the expansion of a building or its improvements, (2) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (3) capital improvements that represent an addition to the property rather than the replacement of property, plant or equipment.